SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2005

SIMEX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26599	58-2465647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4279 Roswell Road, Suite 102-251, Atlanta, GA 30342
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (404) 256-6531

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

Effective March 31, 2005, Simex Digital Solutions, Inc., a wholly-owned subsidiary of the Registrant, will discontinue its dealer-reseller relationship with Structured Data Systems, Inc. The relationship was not profitable to either party. Simex Digital Solutions, Inc., was not capable of committing resources sufficient to exploit a unique and very limited market for Structured Data Systems, Inc.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 9, 2005, Miller Ray & Houser LLP, resigned as the Registrant’s independent accounts. During the 12 months Miller Ray & Houser LLP, was engaged, it expressed no disagreements on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to Miller Ray & Houser’s satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit report of Miller Ray & Houser on the Registrant’s financial statements for the year ending 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. SIMEX did not consult with Miller Ray & Houser LLP regarding any matters or events set forth in Item 304(a)(2)(i) and (ii)of Regulation S-B.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers

In the Registrant’s 8-K filing of August 19, 2004, it was reported that Kjell I. Jagelid remained a Director of SIMEX following the share exchange transaction with Red Alert Group, Inc. However, Mr. Jagelid declined to remain a Director and promptly submitted his resignation shortly after the transaction.

On February 9, 2005, Roel P. Verseveldt resigned as a Director. In his resignation email, he stated: “The reason I have chosen to submit my resignation is that I find it too difficult to combine my position on the board with my position as President and CEO of Red Alert Group International BV in The Hague - The
Netherlands, therefore, it is my desire to fully concentrate all my time and effort on the activities and further development of the Dutch office.”

On March 1, 2005, Roel P. Verseveldt resigned as President, Red Alert Group International B.V., a wholly-owned SIMEX subsidiary. His resignation letter stated: “The reason I have chosen to submit my resignation is that I want to pursue specialized security training not offered by Red Alert Group.”

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Registrant has adopted the following Code of Ethics:

“It is expected that all directors, officers, employees, and representatives of the Company conform to the following principles as they perform their respective activities on behalf of the Company.

1. The Company will endeavor to conduct its business in accordance with the highest ethical standards.

2. The Company will strive for a reputation for unquestionable integrity.

3. The Company requires continuous management attention at all corporate levels to assure compliance with the spirit and letter of this policy.

4. The Company endeavors to (i) choose its employees on the basis of their ability to perform the work for which they are hired without regard to race, religion, sex, age, national origin, or factors requiring affirmative action, (ii) offer employees a safe, healthy and clean work environment, (iii) offer work that challenges the employees and gives them a feeling of satisfaction; (iv) pay employees fairly in relation to their contributions to the Company's efforts, within the boundaries of current standards; and (v) be in compliance with all federal and state laws applicable to hiring and promotions on the basis of demonstrated ability, experience, and training without regard to race, religion, sex, age, national origin, or other factors requiring affirmative action.

5. The Company shall endeavor to supply its clients with quality products and services, delivered on schedule and sold at a fair price.

6. The Company intends to select its products only from such sources as the Company believes will meet, or exceed, the Company's high quality standards.

7. The Company will offer clients all the technical skills of its employees and the expertise of our technology and know-how.

8. The Company’s policy is to comply fully with all valid laws and regulations that govern its activities where it operates and to conduct its affairs in keeping with the highest moral, legal and ethical standards.

9. The Company expects that employees with significant responsibilities will have a general knowledge of prohibited activities involved in their work and will seek guidance on any matter on which there is a question, either directly from the Company's legal counsel or through their supervisors.

10. The Company’s policy is that honesty is not subject to equivocation at any time in any culture, and even where the law may be permissive, the Company will choose to follow the course of highest integrity.

11. The Company will establish and maintain a reputation for scrupulous dealing.

12. The Company will endeavor to offer the same advantages to all its clients, will be fair in all its endeavors, and prohibits the giving of gifts and or bribes for the purpose of influencing the buying decisions of clients or potential clients or persons in a position to influence a buying decision.

13. The Company, its directors, officers, employees and representatives shall not solicit or accept substantial gifts or payments from any supplier or potential supplier.

14. The Company, its directors, officer, employees and representatives will deal fairly with its competitors and adhere to the requirements of the applicable antitrust laws, and therefore, will not engage in such acts as price-fixing, restrictive agreements, boycotts, tie-in arrangements exclusive of reciprocal dealings, monopolizing, price inducement, and discriminatory allowances are or may be illegal.

15. The Company shall make no financial contributions to a political party or to a candidate running for any elective office in any jurisdiction worldwide.

16. The Company shall conduct its relationships with public employees so that neither the officials nor the Company's integrity would be compromised if the full details of the relationship became a matter of public knowledge.”

Section 8 - Other Events

Item 8.01 Other Events

On March 1, 2005, Red Alert Group, Inc., a wholly-owned SIMEX subsidiary, executed a Letter of Intent to acquire effective control of United Security Co. W.L.L., located in Kuwait City, Kuwait (“USC”). The understanding calls for the payment of cash by Red Alert Group, Inc., or another company affiliated with SIMEX, to be paid in three installments over a period of nine months. The operations of USC include providing guards throughout the Gulf Cooperating Countries and in Iraq. Presently, USC has approximately 300 employees and its clients include Kuwait Petroleum Corporation, Kuwait National Petroleum Company, Kuwait Ministry of Finance, Kuwait Ministry of Electricity and Water, UAE Exchange Centre, and Central Bank of Kuwait. It is intended that the transaction close by April 29, 2005. However, there can be no assurance that the transaction will be consummated.

On March 1, 2005, as a part of his consulting agreement entered into with SIMEX on August 30, 2004, Antoon Thies agreed to provide general business and operational management services to Red Alert Group International B.V. Mr. Thies is a SIMEX shareholder and Chairman of the SIMEX Advisory Board. Prior to consulting with SIMEX, Mr. Thies spent over 20 years as the Managing Director of SECAD B.V. (The Hague) and Company for Security and Consultancy, Pte. Ltd (Singapore) - which were acquired by Red Alert Group, Inc., and renamed Red Alert Group International B.V., and Red Alert Group Asia Pte. Ltd., respectively.

On March 7, 2005, the Registrant entered into an agreement with Adlerberg A.G., Zurich, Switzerland, to manage Red Alert Group A.G., a wholly-owned SIMEX subsidiary located in Zurich, Switzerland. The management agreement, entered into in the ordinary course of business, calls for compensation to Adlerberg A.G. of US$115,000 per annum. Financing is the primary business of Red Alert Group A.G. Adlerberg A.G. is headed by Swiss attorney Michael I. Meier, who is a SIMEX shareholder and a member of the SIMEX Advisory Board. Adlerberg A.G., will provide general business and operational management services to Red Alert Group A.G. for a period of one year.

On March 31, 2005, Red Alert Petroleum B.V., a wholly-owned SIMEX subsidiary, will become known as Red Alert Force B.V. The name change is to reflect the subsidiary’s planned business activities in the provision of armed guards outside of Europe and the United States, as well as providing private military services to the governments of the United States, United Kingdom, and United Nations. Red Alert Force B.V., will be generally be managed by Mr. Antoon Thies for one year at a salary of Euros 100,000 per annum. Mr. Thies will be assisted by Mr. Chester E. Warlick, a SIMEX shareholder, who has over 20 years experience in security. Since 1995, Mr. Warlick has resided and worked in Kuwait. In 1998, Mr. Warlick received the “Best Overseas Countering Terrorism Program” award by the U.S. Defense Department.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIMEX TECHNOLOGIES, INC.

Date: March 31, 2005	By:	/s/ Timothy A. Holly
Timothy A. Holly
Chairman, Chief Executive Officer, President